Exhibit 99.1

NEWS

CONTACT:     Roger Deacon
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2455, DeaconR@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA
REPORTS FOURTH QUARTER AND YEAR END RESULTS
(Annual Loan Growth for 2017 of 10.2%)

SOUDERTON, Pa., January 24, 2018 - Univest Corporation of Pennsylvania (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. ("Bank") and its insurance, investments and equipment financing subsidiaries, today announced financial results for the fourth quarter and year ended December 31, 2017. Univest reported net income of $10.3 million, or $0.37 diluted earnings per share for the three months ended December 31, 2017, compared to net income of $6.9 million, or $0.26 diluted earnings per share, for the three months ended December 31, 2016. Net income for the year ended December 31, 2017 was $44.1 million, or $1.64 diluted earnings per share, compared to net income of $19.5 million, or $0.84 diluted earnings per share for the year ended December 31, 2016.

The financial results for the quarter and year ended December 31, 2017 included a revaluation of the Corporation’s net deferred tax asset associated with the passage of the Tax Cuts and Jobs Act of 2017 (“TCJA”). The revaluation, which is recorded as additional income tax expense, was $1.1 million, or $0.04, of diluted earnings per share for each period. The financial results for the year ended December 31, 2017 also included a tax-free bank owned life insurance ("BOLI") death benefit of $889 thousand recognized in the second quarter of 2017, which represents $0.03 diluted earnings per share for the year ended December 31, 2017.

The financial results for the fourth quarter and year ended December 31, 2016 included acquisition and integration costs related to the acquisition of Fox Chase Bancorp ("Fox Chase") plus restructuring costs related to facility closures and staffing rationalization of $1.2 million and $11.8 million, net of tax, or $0.05 and $0.51, of diluted earnings per share, respectively. There were no acquisition, integration costs or restructuring costs during the year ended December 31, 2017. The results for the fourth quarter and year ended December 31, 2016 also included $1.2 million, net of tax, or $0.05 and $0.05, of diluted earnings per share, respectively, related to the Corporation’s agreement to settle its future obligations related to its acquisition of Girard Partners, Inc.

Additionally, on December 6, 2017, the Corporation completed its public offering of 2,645,000 shares of common stock at a price of $28.25 per share which resulted in an increase in shareholders' equity of $70.5 million.

Loans
Gross loans and leases increased $334.2 million, or 10.2%, from December 31, 2016 and $132.9 million, or 15.2% (annualized), from September 30, 2017. The growth in loans in the fourth quarter and year ended 2017 was primarily in commercial real estate, commercial business and residential real estate loans.

Deposits
Total deposits increased $297.4 million, or 9.1%, from December 31, 2016 and increased $36.3 million, or 4.1% (annualized), from September 30, 2017. Noninterest bearing deposits increased $121.7 million, or 13.3%, from December 31, 2016. The growth in deposits in 2017 was primarily due to increases in commercial and public funds deposits partially offset by a decrease in consumer deposits.

Shareholders' Equity
Shareholders’ equity increased $98.2 million from December 31, 2016 primarily due to the previously mentioned public offering which raised $70.5 million and net income of $44.1 million, partially offset by dividends declared to shareholders of $21.8 million. Tangible book value per share, as defined in the attached exhibits, increased to $14.44 per share at December 31, 2017 from $12.13 at December 31, 2016.

Net Interest Income and Margin
Net interest income of $143.2 million for the year ended December 31, 2017 increased $29.0 million, or 25.3%, from the prior year. Net interest income of $36.7 million for the fourth quarter of 2017 decreased $181 thousand, or 0.5%, from the third quarter of 2017 and increased $2.5 million, or 7.4%, from the fourth quarter of 2016. Net interest margin, on a tax-equivalent basis, was 3.76% for the fourth quarter of 2017, compared to 3.80% for the third quarter of 2017 and 3.81% for the fourth quarter of 2016. The favorable impact of purchase accounting accretion was 4 basis points ($449 thousand) for the quarter ended December 31, 2017 compared to 11 basis points ($1.1 million) for the quarter ended September 30, 2017 and 20 basis points ($1.8 million) for the quarter ended December 31, 2016. Excluding the impact of purchase accounting accretion, the net interest margin, on a tax-equivalent basis, was 3.72% for the quarter ended December 31, 2017 compared to 3.69% for the quarter ended September 30, 2017 and 3.61% for the quarter ended December 31, 2016.

Noninterest Income
Noninterest income for the year ended December 31, 2017 was $59.2 million, an increase of $3.3 million, or 5.9%, from the prior year. Noninterest income for the quarter ended December 31, 2017 was $14.2 million, a decrease of $158 thousand, or 1.1%, from the fourth quarter of 2016. Trust fee income increased $314 thousand, or 4.1%, for the year ended December 31, 2017 primarily due to an increase in trust assets under management during 2017. Service charges on deposits increased $791 thousand, or 16.9%, for the year ended December 31, 2017 primarily due to fees on deposit accounts acquired from Fox Chase. Investment advisory commission and fee income increased $2.0 million, or 17.8%, for the year ended December 31, 2017 primarily due to new customer relationships and favorable market performance during 2017. Insurance commission and fee income increased $185 thousand, or 1.3%, for the year ended December 31, 2017. Insurance contingent commission income was $1.1 million for the year ended December 31, 2017, a decrease of $363 thousand from the year ended December 31, 2016. Excluding the decrease in contingent commission income, insurance commission and fee income increased $548 thousand or 4.2%. BOLI income increased $1.1 million for the year ended December 31, 2017, primarily due to proceeds from BOLI death benefits of $889 thousand recognized in the second quarter of 2017 and policies acquired from Fox Chase. BOLI death benefits of $450 thousand were recognized in the fourth quarter of 2016. Other income increased $1.4 million, or 17.1%, for the year ended December 31, 2017, mainly due to an increase in service fee income of $820 thousand, an increase in swap fee income of $308 thousand and an increase in net gains on sales of other real estate owned of $524 thousand partially offset by the loss on the sale of a closed Fox Chase branch of $309 thousand.

These increases in noninterest income were partially offset by a decrease in the net gain on sale of securities of $470 thousand for the year ended December 31, 2017. In addition, the net gain on mortgage banking decreased $2.0 million, or 33.3%, for the year ended December 31, 2017 primarily due to a decrease in mortgage refinance volume and a shortage of housing supply.

Noninterest Expense
Noninterest expense for the year ended December 31, 2017 was $130.7 million, a decrease of $11.3 million, or 7.9%, from the prior year. Noninterest expense for the quarter ended December 31, 2017 was $33.4 million, a decrease of $5.0 million, or 13.0%, compared to the fourth quarter of 2016. Included in the fourth quarter 2017 other expense is $279 thousand of expense associated with an unauthorized mortgage loan disbursement.

Acquisition and integration costs related to the Fox Chase acquisition and restructuring costs were $17.7 million for the year and $2.2 million for the quarter ended December 31, 2016. There were no acquisition, integration costs or restructuring costs during the year ended December 31, 2017. In addition, intangible expense decreased $2.2 million for the quarter and $2.9 million for the year ended December 31, 2017 primarily as a result of the settlement of the Girard Partners Inc. acquisition earn-out in the fourth quarter of 2016 and the conclusion of the earn-out period for the Sterner Insurance Associates acquisition, which resulted in a reversal of a prior accrual of $303 thousand during the second quarter of 2017.

These decreases were partially offset by the following increases in non-interest expense for the year ended December 31, 2017. Salaries, benefits and commissions increased $5.0 million for the year ended December 31, 2017, primarily attributable to higher staffing levels resulting from the Fox Chase acquisition, additional staff hired to support revenue generation across all business lines and the expansion into Lancaster County. Premises and equipment expenses increased $1.4 million for the year ended December 31, 2017, primarily due to higher premises expense related to Fox Chase locations and expansion into Philadelphia, Lancaster County and the Lehigh Valley. Data processing expense increased $1.5 million for the year ended December 31, 2017 due to increased investments in customer relationship management software and outsourced data processing solutions as well as the addition of Fox Chase processing expense. Other expense increased $1.2 million for the year ended December 31, 2017 primarily due to an increase of $1.1 million related to Bank shares tax as a result of a statutory rate increase in 2017 and the Bank's growth following the Fox Chase acquisition.

Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, were $14.5 million at December 31, 2017, compared to $15.9 million at September 30, 2017 and $17.9 million at December 31, 2016. Nonperforming assets were $28.6 million at December 31, 2017, compared to $30.8 million at September 30, 2017 and $27.1 million at December 31, 2016. Net loan and lease charge-offs were $980 thousand during the fourth quarter of 2017 and $5.8 million for the year ended December 31, 2017. The provision for loan and lease losses was $2.0 million for the fourth quarter of 2017 and $9.9 million for the year ended December 31, 2017.

The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding covered loans acquired in the Fox Chase and Valley Green Bank acquisitions, which were recorded at fair value as of the acquisition date, was 0.70% at December 31, 2017, compared to 0.71% at September 30, 2017 and 0.73% at December 31, 2016.

Tax Provision
The effective income tax rate was 28.7% for the year and 33.5% for the quarter ended December 31, 2017, respectively. The effective income tax rate was impacted by the previously discussed revaluation adjustment of the deferred tax asset of $1.1 million in the fourth quarter, the BOLI death benefit of $889 thousand in the second quarter and by the adoption of ASU 2016-9. Excluding these items, the effective tax rate was 28.5% for the year ended December 31, 2017.

Dividend
On December 4, 2017, Univest declared a quarterly cash dividend of $0.20 per share, payable on January 2, 2018. This represented a 2.87% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Conference Call
Univest will host a conference call to discuss fourth quarter and year end 2017 results on Thursday, January 25, 2018 at 9:00 a.m. EST. Participants may preregister at http://dpregister.com/10115792. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through February 25, 2018 by dialing 1-877-344-7529; using Conference ID: 10115792.

About Univest Corporation of Pennsylvania
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., has approximately $4.6 billion in assets and $3.5 billion in assets under management and supervision through its Wealth Management lines of business at December 31, 2017. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.
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This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues that may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
December 31, 2017
(Dollars in thousands)

Balance Sheet (Period End)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Assets	$4,560,367	$4,417,363	$4,453,527	$4,273,931	$4,230,528
Investment securities	454,082	443,822	469,307	464,639	468,518
Loans held for sale	1,642	2,228	2,259	1,110	5,890
Loans and leases held for investment, gross	3,620,067	3,487,164	3,510,170	3,341,916	3,285,886
Allowance for loan and lease losses	21,555	20,543	20,910	19,528	17,499
Loans and leases held for investment, net	3,598,512	3,466,621	3,489,260	3,322,388	3,268,387
Total deposits	3,554,919	3,518,590	3,348,080	3,365,951	3,257,567
Noninterest-bearing deposits	1,040,026	987,881	963,790	947,495	918,337
NOW, money market and savings	1,940,144	1,959,549	1,837,452	1,865,280	1,713,041
Time deposits	574,749	571,160	546,838	553,176	626,189
Borrowings	355,590	332,529	542,545	355,580	417,780
Shareholders' equity	603,374	528,798	521,306	511,880	505,209

Balance Sheet (Average)	For the three months ended,					For the twelve months ended,
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Assets	$4,442,743	$4,416,332	$4,333,689	$4,230,428	$4,134,976	$4,356,540	$3,496,012
Investment securities	456,045	459,862	468,601	470,300	473,890	463,652	406,053
Loans and leases, gross	3,505,260	3,467,235	3,401,325	3,306,877	3,208,171	3,420,847	2,699,973
Deposits	3,508,676	3,480,318	3,346,409	3,290,285	3,237,778	3,407,223	2,779,255
Shareholders' equity	554,071	527,032	517,697	509,055	507,832	527,087	437,098

Asset Quality Data (Period End)
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$14,517	$15,949	$20,174	$19,856	$17,916
Accruing loans and leases 90 days or more past due	761	1,595	572	919	987
Accruing troubled debt restructured loans and leases	11,435	11,468	11,470	2,818	3,252
Total nonperforming loans	26,713	29,012	32,216	23,593	22,155
Other real estate owned	1,843	1,763	2,202	3,712	4,969
Total nonperforming assets	28,556	30,775	34,418	27,305	27,124
Nonaccrual loans and leases / Loans and leases held for investment	0.40%	0.46%	0.57%	0.59%	0.55%
Nonperforming loans and leases / Loans and leases held for investment	0.74%	0.83%	0.92%	0.71%	0.67%
Nonperforming assets / Total assets	0.63%	0.70%	0.77%	0.64%	0.64%

Allowance for loan and lease losses	21,555	20,543	20,910	19,528	17,499
Allowance for loan and lease losses / Loans and leases held for investment	0.60%	0.59%	0.60%	0.58%	0.53%
Allowance for loan and lease losses / Loans and leases held for investment (excluding acquired loans at period-end)	0.70%	0.71%	0.73%	0.74%	0.73%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	148.48%	128.80%	103.65%	98.35%	97.67%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	80.69%	70.81%	64.91%	82.77%	78.98%
Acquired credit impaired loans	$1,583	$1,622	$6,485	$6,616	$7,352

	For the three months ended,					For the twelve months ended,
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Net loan and lease charge-offs	$980	$3,056	$1,384	$416	$1,650	$5,836	$4,950
Net loan and lease charge-offs (annualized)/Average loans and leases	0.11%	0.35%	0.16%	0.05%	0.20%	0.17%	0.18%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
December 31, 2017
(Dollars in thousands, except per share data)
	For the three months ended,					For the twelve months ended,
For the period:	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Interest income	$42,417	$42,172	$40,030	$38,396	$38,056	$163,015	$126,607
Interest expense	5,711	5,285	4,730	4,113	3,884	19,839	12,382
Net interest income	36,706	36,887	35,300	34,283	34,172	143,176	114,225
Provision for loan and lease losses	1,992	2,689	2,766	2,445	2,250	9,892	4,821
Net interest income after provision	34,714	34,198	32,534	31,838	31,922	133,284	109,404
Noninterest income:
Trust fee income	2,208	1,924	2,016	1,907	1,921	8,055	7,741
Service charges on deposit accounts	1,555	1,371	1,313	1,243	1,293	5,482	4,691
Investment advisory commission and fee income	3,485	3,455	3,333	3,181	3,072	13,454	11,424
Insurance commission and fee income	3,258	3,492	3,628	4,410	3,275	14,788	14,603
Bank owned life insurance income	841	742	1,622	783	1,215	3,988	2,931
Net gain on sales of investment securities	5	7	21	15	31	48	518
Net gain on mortgage banking activities	465	908	1,537	1,113	1,092	4,023	6,027
Other income	2,335	2,210	2,539	2,318	2,095	9,402	8,028
Total noninterest income	14,152	14,109	16,009	14,970	13,994	59,240	55,963
Noninterest expense:
Salaries, benefits and commissions	19,321	19,153	18,727	18,707	19,164	75,908	70,879
Premises and equipment	3,636	3,542	3,715	3,658	3,929	14,551	13,127
Data processing	2,243	2,118	2,081	2,058	2,001	8,500	6,981
Professional fees	1,391	1,447	1,248	1,239	1,258	5,325	4,547
Marketing and advertising	360	271	475	379	619	1,485	2,015
Deposit insurance premiums	374	409	451	402	521	1,636	1,713
Intangible expense	687	690	446	759	2,917	2,582	5,528
Acquisition-related costs	—	—	—	—	101	—	10,257
Integration costs	—	—	—	—	269	—	5,667
Restructuring charges	—	—	—	—	1,816	—	1,731
Other expense	5,428	5,065	5,405	4,828	5,835	20,726	19,536
Total noninterest expense	33,440	32,695	32,548	32,030	38,430	130,713	141,981
Income before taxes	15,426	15,612	15,995	14,778	7,486	61,811	23,386
Income tax expense	5,162	4,416	4,217	3,922	568	17,717	3,881
Net income	$10,264	$11,196	$11,778	$10,856	$6,918	$44,094	$19,505
Per common share data:
Book value per share	$20.57	$19.83	$19.55	$19.21	$19.00	$20.57	$19.00
Net income per share:
Basic	$0.37	$0.42	$0.44	$0.41	$0.26	$1.64	$0.85
Diluted	$0.37	$0.42	$0.44	$0.41	$0.26	$1.64	$0.84
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.80
Weighted average shares outstanding	27,481,309	26,666,460	26,661,784	26,630,698	26,577,948	26,861,863	23,097,638
Period end shares outstanding	29,334,859	26,671,336	26,667,991	26,645,520	26,589,353	29,334,859	26,589,353

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
December 31, 2017

	For the three months ended,					For the twelve months ended,
Profitability Ratios (annualized)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Return on average assets	0.92%	1.01%	1.09%	1.04%	0.67%	1.01%	0.56%
Return on average assets, excluding integration and acquisition-related costs and restructuring charges (1), (2)	0.92%	1.01%	1.09%	1.04%	0.78%	1.01%	0.89%
Return on average shareholders' equity	7.35%	8.43%	9.13%	8.65%	5.42%	8.37%	4.46%
Return on average shareholder's equity, excluding integration and acquisition-related costs and restructuring charges (1), (2)	7.35%	8.43%	9.13%	8.65%	6.37%	8.37%	7.15%
Return on average tangible common equity, excluding integration and acquisition-related costs and restructuring charges (1), (2), (5)	10.89%	12.83%	14.06%	13.48%	9.95%	12.75%	10.93%
Net interest margin (FTE)	3.76%	3.80%	3.76%	3.80%	3.81%	3.78%	3.82%
Efficiency ratio (3)	63.43%	61.94%	60.74%	62.70%	76.48%	62.19%	80.11%
Efficiency ratio, excluding integration and acquisition-related costs and restructuring charges (1), (3), (4)	63.43%	61.94%	60.74%	62.70%	72.13%	62.19%	70.15%

Capitalization Ratios
Dividends declared to net income	57.1%	47.6%	45.3%	49.0%	76.8%	49.6%	94.5%
Shareholders' equity to assets (Period End)	13.23%	11.97%	11.71%	11.98%	11.94%	13.23%	11.94%
Tangible common equity to tangible assets (5)	9.67%	8.22%	7.96%	8.06%	7.97%	9.67%	7.97%
Tangible book value per share (5)	$14.44	$13.06	$12.75	$12.38	$12.13	$14.44	$12.13
Tangible book value per share - Core (5), (6)	$14.57	$13.14	$12.87	$12.56	$12.32	$14.57	$12.32

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	10.48%	8.74%	8.74%	8.75%	8.84%	10.48%	8.84%
Common equity tier 1 risk-based capital ratio	11.09%	9.51%	9.21%	9.41%	9.42%	11.09%	9.42%
Tier 1 risk-based capital ratio	11.09%	9.51%	9.21%	9.41%	9.42%	11.09%	9.42%
Total risk-based capital ratio	13.98%	12.47%	12.15%	12.44%	12.44%	13.98%	12.44%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest Corporation of Pennsylvania uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below table for additional information.

(a) Integration and acquisition-related costs and restructuring charges	$—	$—	$—	$—	$2,186	$—	$17,655
Tax effect on integration and acquisition-related cost and restructuring charges	—	—	—	—	969	—	5,904
(b) Integration and acquisition-related costs and restructuring charges, net of tax	$—	$—	$—	$—	$1,217	$—	$11,751

(2) Net income in this ratio excludes integration and acquisition-related costs and restructuring charges, net of tax. See (1)(b) above.
(3) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(4) Noninterest expense in this ratio excludes integration and acquisition-related costs and restructuring charges. See (1)(a) above.
(5) Tangible equity represents total shareholders' equity less goodwill and other intangible assets, but includes servicing rights which were $6,573 at December 31, 2017, $6,556 at September 30, 2017, $6,548 at June 30, 2017, $6,502 at March 31, 2017 and $6,485 at December 31, 2016.

(6) Tangible equity as defined in (5), excluding the impact of accumulated other comprehensive (loss) income on available-for-sale investment securities, net (($4,061) at December 31, 2017, ($2,364) at September 30, 2017, ($3,028) at June 30, 2017, ($4,726) at March 31, 2017 and ($4,989) at December 31, 2016), divided by total shares outstanding.

N/M Not Meaningful

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended
Tax Equivalent Basis	December 31, 2017			September 30, 2017
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$33,557	$92	1.09%	$43,941	$133	1.20%
U.S. government obligations	24,039	94	1.55	31,126	110	1.40
Obligations of state and political subdivisions	79,708	844	4.20	81,114	846	4.14
Other debt and equity securities	352,298	1,873	2.11	347,622	1,745	1.99
Federal funds sold and other earning assets	27,719	371	5.31	28,063	375	5.30
Total interest-earning deposits, investments, federal funds sold and other earning assets	517,321	3,274	2.51	531,866	3,209	2.39
Commercial, financial, and agricultural loans	752,750	8,608	4.54	762,418	8,656	4.50
Real estate—commercial and construction loans	1,566,944	17,798	4.51	1,549,799	17,999	4.61
Real estate—residential loans	802,013	9,097	4.50	770,839	8,751	4.50
Loans to individuals	27,299	414	6.02	27,509	416	6.00
Municipal loans and leases	285,821	3,343	4.64	281,509	3,208	4.52
Lease financings	70,433	1,303	7.34	75,161	1,331	7.03
Gross loans and leases	3,505,260	40,563	4.59	3,467,235	40,361	4.62
Total interest-earning assets	4,022,581	43,837	4.32	3,999,101	43,570	4.32
Cash and due from banks	44,922			46,969
Reserve for loan and lease losses	(20,734)			(21,425)
Premises and equipment, net	63,119			65,025
Other assets	332,855			326,662
Total assets	$4,442,743			$4,416,332
Liabilities:
Interest-bearing checking deposits	$439,397	$172	0.16	$438,956	$132	0.12
Money market savings	649,861	1,213	0.74	587,590	919	0.62
Regular savings	841,223	648	0.31	904,528	646	0.28
Time deposits	567,982	1,524	1.06	557,757	1,371	0.98
Total time and interest-bearing deposits	2,498,463	3,557	0.56	2,488,831	3,068	0.49
Short-term borrowings	61,524	148	0.95	72,719	169	0.92
Long-term debt	188,466	745	1.57	207,057	794	1.52
Subordinated notes	94,298	1,261	5.31	94,238	1,254	5.28
Total borrowings	344,288	2,154	2.48	374,014	2,217	2.35
Total interest-bearing liabilities	2,842,751	5,711	0.80	2,862,845	5,285	0.73
Noninterest-bearing deposits	1,010,213			991,487
Accrued expenses and other liabilities	35,708			34,968
Total liabilities	3,888,672			3,889,300
Shareholders' Equity:
Common stock	148,546			144,559
Additional paid-in capital	249,778			231,575
Retained earnings and other equity	155,747			150,898
Total shareholders' equity	554,071			527,032
Total liabilities and shareholders' equity	$4,442,743			$4,416,332
Net interest income		$38,126			$38,285
Net interest spread			3.52			3.59
Effect of net interest-free funding sources			0.24			0.21
Net interest margin			3.76%			3.80%
Ratio of average interest-earning assets to average interest-bearing liabilities	141.50%			139.69%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2017 and September 30, 2017 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended December 31,
Tax Equivalent Basis	2017			2016
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$33,557	$92	1.09%	$10,235	$10	0.39%
U.S. government obligations	24,039	94	1.55	33,341	98	1.17
Obligations of state and political subdivisions	79,708	844	4.20	90,499	921	4.05
Other debt and equity securities	352,298	1,873	2.11	350,050	1,337	1.52
Federal funds sold and other earning assets	27,719	371	5.31	20,578	217	4.20
Total interest-earning deposits, investments, federal funds sold and other earning assets	517,321	3,274	2.51	504,703	2,583	2.04
Commercial, financial, and agricultural loans	752,750	8,608	4.54	683,746	7,247	4.22
Real estate—commercial and construction loans	1,566,944	17,798	4.51	1,411,104	16,391	4.62
Real estate—residential loans	802,013	9,097	4.50	723,193	8,097	4.45
Loans to individuals	27,299	414	6.02	30,796	432	5.58
Municipal loans and leases	285,821	3,343	4.64	282,297	3,178	4.48
Lease financings	70,433	1,303	7.34	77,035	1,555	8.03
Gross loans and leases	3,505,260	40,563	4.59	3,208,171	36,900	4.58
Total interest-earning assets	4,022,581	43,837	4.32	3,712,874	39,483	4.23
Cash and due from banks	44,922			42,946
Reserve for loan and lease losses	(20,734)			(16,921)
Premises and equipment, net	63,119			63,712
Other assets	332,855			332,365
Total assets	$4,442,743			$4,134,976
Liabilities:
Interest-bearing checking deposits	$439,397	$172	0.16	$402,247	$89	0.09
Money market savings	649,861	1,213	0.74	472,461	450	0.38
Regular savings	841,223	648	0.31	792,778	327	0.16
Time deposits	567,982	1,524	1.06	647,665	1,277	0.78
Total time and interest-bearing deposits	2,498,463	3,557	0.56	2,315,151	2,143	0.37
Short-term borrowings	61,524	148	0.95	128,498	149	0.46
Long-term debt	188,466	745	1.57	121,895	331	1.08
Subordinated notes	94,298	1,261	5.31	94,055	1,261	5.33
Total borrowings	344,288	2,154	2.48	344,448	1,741	2.01
Total interest-bearing liabilities	2,842,751	5,711	0.80	2,659,599	3,884	0.58
Noninterest-bearing deposits	1,010,213			922,627
Accrued expenses and other liabilities	35,708			44,918
Total liabilities	3,888,672			3,627,144
Shareholders' Equity:
Common stock	148,546			144,559
Additional paid-in capital	249,778			230,037
Retained earnings and other equity	155,747			133,236
Total shareholders' equity	554,071			507,832
Total liabilities and shareholders' equity	$4,442,743			$4,134,976
Net interest income		$38,126			$35,599
Net interest spread			3.52			3.65
Effect of net interest-free funding sources			0.24			0.16
Net interest margin			3.76%			3.81%
Ratio of average interest-earning assets to average interest-bearing liabilities	141.50%			139.60%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2017 and 2016 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Twelve Months Ended December 31,
Tax Equivalent Basis	2017			2016
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$26,128	$280	1.07%	$13,438	$61	0.45%
U.S. government obligations	30,638	423	1.38	54,220	649	1.20
Obligations of state and political subdivisions	82,487	3,498	4.24	97,325	4,172	4.29
Other debt and equity securities	350,527	6,920	1.97	254,508	4,731	1.86
Federal funds sold and other earning assets	27,893	1,500	5.38	16,370	790	4.83
Total interest-earning deposits, investments, federal funds sold and other earning assets	517,673	12,621	2.44	435,861	10,403	2.39
Commercial, financial, and agricultural loans	749,563	33,278	4.44	552,322	21,964	3.98
Real estate—commercial and construction loans	1,519,883	68,166	4.48	1,146,293	52,232	4.56
Real estate—residential loans	765,493	34,563	4.52	633,886	28,101	4.43
Loans to individuals	28,050	1,636	5.83	30,501	1,654	5.42
Municipal loans and leases	282,475	12,856	4.55	261,057	11,556	4.43
Lease financings	75,383	5,533	7.34	75,914	6,168	8.12
Gross loans and leases	3,420,847	156,032	4.56	2,699,973	121,675	4.51
Total interest-earning assets	3,938,520	168,653	4.28	3,135,834	132,078	4.21
Cash and due from banks	44,424			37,050
Reserve for loan and lease losses	(20,219)			(17,147)
Premises and equipment, net	64,583			53,036
Other assets	329,232			287,239
Total assets	$4,356,540			$3,496,012
Liabilities:
Interest-bearing checking deposits	$437,678	$527	0.12	$386,176	$362	0.09
Money market savings	582,703	3,390	0.58	414,121	1,540	0.37
Regular savings	847,510	2,089	0.25	714,809	1,052	0.15
Time deposits	566,079	5,271	0.93	512,557	4,261	0.83
Total time and interest-bearing deposits	2,433,970	11,277	0.46	2,027,663	7,215	0.36
Short-term borrowings	105,552	904	0.86	103,238	748	0.72
Long-term debt	186,109	2,621	1.41	60,965	549	0.90
Subordinated notes	94,208	5,037	5.35	71,851	3,870	5.39
Total borrowings	385,869	8,562	2.22	236,054	5,167	2.19
Total interest-bearing liabilities	2,819,839	19,839	0.70	2,263,717	12,382	0.55
Noninterest-bearing deposits	973,253			751,592
Accrued expenses and other liabilities	36,361			43,605
Total liabilities	3,829,453			3,058,914
Shareholders' Equity:
Common stock	145,564			127,509
Additional paid-in capital	235,578			175,609
Retained earnings and other equity	145,945			133,980
Total shareholders' equity	527,087			437,098
Total liabilities and shareholders' equity	$4,356,540			$3,496,012
Net interest income		$148,814			$119,696
Net interest spread			3.58			3.66
Effect of net interest-free funding sources			0.20			0.16
Net interest margin			3.78%			3.82%
Ratio of average interest-earning assets to average interest-bearing liabilities	139.67%			138.53%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the twelve months ended December 31, 2017 and 2016 have been calculated using the Corporation’s federal applicable rate of 35.0%.